Exhibit 99.1

 Bread FinancialBarclays Global Financial Services ConferenceSeptember 12, 2022  ©2022 Bread Financial | Confidential & Proprietary  1

 2   A tech-forward financial services company providing simple, personalized payment, lending, and saving solutions  ©2022 Bread Financial

 Milestone Events  New leadership team & continued Board refreshment  Launched the Comenity® Mastercard®  Launched enhanced digital capabilities for our brand partners  Transitioned core processing to Fiserv   Acquired versatile payment platform with installment loan and split pay (BNPL)  Record year for new signings and renewals  Announced strategic platform relationships  2020  2021  Completed spinoff  of Loyalty Ventures  3  2022  Launched Bread CashbackTM American Express® Credit Card  Rebranded as atech-forward financial services company  ©2022 Bread Financial

 Our Business Transformation  Transforming our Company to deliver sustainable, profitable growth  4  ©2022 Bread Financial  Enhanced core capabilities  Guiding Business Principles  Expanded our product suite and direct-to-consumer offerings  Enhanced our core technology and digital capabilities  Focused on improving our capital ratios and reducing our leverage  Increased emphasis on Environmental, Social, and Governance  Strong corporategovernance  Proactive risk management  Prudent balance sheetmanagement  Disciplined expense management  Enhanced core capabilities

 ©2022 Bread Financial  5  Economic and Sales Update     Consumer health remains strong  Jobs remain plentiful and unemployment is low  Continued sales growth with year-over-year mid- to high-single digit growth in 3Q22 followed by double digit growth in 4Q22  Discretionary spend pressured by peak gas prices in early 3Q22, yet seeing correlated improvement in spend as gas prices decline  Closely monitoring impact from inflation, rising interest rates, and changes in spending and savings  Expect continued normalization of credit and payment metrics

 Business Development  6  ©2022 Bread Financial  Continued success with brand partner signings and renewals

Differentiated Products & Brand Partnerships

Expanded product offering provides consumer choice across the total addressable market

Budget/Cash Flow ⟷ Rewards/Convenience

Gen Z	Millennial	Gen X	Baby Boomer

Installment Loans

Private Label Credit Card

Co-Brand Credit Card

Proprietary Credit Card

Split-Pay (BNPL)

Savings Products

Product
Graduation
from credit building products
to a full suite of financial offerings

Product
Optimization
presents the right product, to the
right customer, at the right time

Long history of brand partnership success

Card Partner Loyalty

>90%
Partner renewal rate

15 years
Average tenure

Well Diversified

~130
Card partner programs in multiple industry verticals

U.S. Consumer Penetration

We've put a card in the wallets of
1 in 7
American adults, including 1 in 5 U.S. female adults

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Product Diversification

Diversifying our product mix to optimize risk-adjusted returns and deliver sustainable, profitable growth

End-of-Period Loan Balances


6/30/2022
4%
1%
34%
61%
Private Label
Co-Brand
Proprietary
Bread Pay


12/31/2009
7%
93%

Co-Brand, proprietary, and Bread Pay now comprise over 1/3 of loan balances

Private Label
(Closed Network)

- Long history of successes with programs tailored to build customer loyalty with our partners' brands
- Traditional PLCC average loan ~$400; also provide promotional "Big Ticket" PLCC financing
- Higher revenue yields; deeper underwriting; lower credit lines

Co-Brand
(Open Network)

- Ideal for well known brands; builds brand loyalty and enables general purpose network spend, improving diversification
- Majority of Co-Brand portfolio >660 Vantage score
- Higher credit scores; higher credit lines; lower revenue yields

Proprietary
(Open Network)

- General purpose cashback cards to capture incremental spend, and build and retain customer relationships
- Increases total addressable market, including the Millennial and Gen Z populations
- No partner risk or share of economics

Bread Pay

- Bread Pay consists of direct-to-consumer offerings including both digital installment and split pay (BNPL)
- Bolsters full suite of products to provide consumer choice with focus on Millennials and Gen Z
- Over 95% of loans are installment

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 Sales Diversification  9  ©2022 Bread Financial  Diversifying product and vertical sales to balance growth and expand addressable market  Credit Sales by Product  Co-Brand, proprietary, and Bread Pay now   comprise over 50% of credit sales  Credit Sales by Vertical

 Bread Cashback American Express Card  10  ©2022 Bread Financial  Unlimited 2% cashback  No annual fee  No foreign transaction fees  Premium protection benefits  American Express lifestyle benefits  Instant mobile acquisition and wallet provisioning

 Average Loans  ($ in billions)  11  ©2022 Bread Financial  Average loan growth continues to inflect higher  13-14%  ~$17.6

 Average Retail Deposits  12  ©2022 Bread Financial  +58% CAGR  Strong retail deposit growth supports loan growth and improves funding mix  ($ in billions)

 Pretax Pre-Provision Earnings(1)  13  ©2022 Bread Financial  ($ in millions)  +22%  +14%  +52%  +24%  +24%  Continued strong PPNR growth  (1) Pretax Pre-Provision Earnings (PPNR) is a non-GAAP financial measure. See the "Non-GAAP Financial Measures" section below and the reconciliation included in the Appendix to this presentation.

Strengthened Financial Resilience

Strong PPNR margin and strengthened balance sheet provide improved financial resilience

Positive Profit Margin Maintained in Stressed Scenarios


~11%
PPNR Margin(1) held @ 1H22 11%
Less: Credit Losses
5.8%
5.0-5.5%
3.0-3.5%
1.5-2.0%
Positive Profit Margin
1H22 (Actuals)
Baseline (LT Range)
Moderate Recession (2001-02)
Severe Recession (2008-09)

Net Loss Rate	Range of Net Loss Rates		
5.2%	5.5-6.0%	7.5-8.0%	9.0-9.5%

Expect to outperform historic loss levels due to enhanced credit risk management

*In addition to strong profit margins, **strengthened balance sheet ratios and credit mix** provide more layers and confidence of resilience.*

- **Loan Loss reserve materially higher.** Rate of **11.2%, up 520 bps** from year-end 2019 and prior pre-recession periods.
- **Capital ratios significantly improved.** TCE/TA ratio at **7.5%**; was negative during various prior periods and up 300 bps from spin.
- **Credit mix shifting to higher quality.** Risk score mix with >660 at **61%**, above the 52% pre-pandemic level.

Enhanced Credit Risk Management

- ✓ Diversification across products, partners, and channels
- ✓ Stronger underwriting resulting from enhanced technology, monitoring, and data
- ✓ Prudent and proactive line management
- ✓ Well-established risk appetite metrics
- ✓ Recession readiness playbook in place

(1) Pretax Pre-Provision Earnings (PPNR) margin is calculated as PPNR divided by average loans. PPNR is a non-GAAP financial measure. See the "Non-GAAP Financial Measures" section below and the reconciliation included in the Appendix to this presentation.

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 Capital and Debt  15  ©2022 Bread Financial  (1) The “Tangible Equity + Credit Reserve Ratio” is calculated as the sum of Tangible Common Equity and Allowance for Credit Losses divided by end of period loans. This is a non-GAAP financial measure. See the "Non-GAAP Financial Measures" section below and the reconciliation included in the Appendix to this presentation.  Capital Priorities  Building capital and loss absorption capacity; reducing parent level debt  -39%

 ©2022 Bread Financial  16  Financial Update   Mid-Quarter 3Q22 Update  Loan growth continues to inflect higher with 13-14% year-over-year average balance growth  Expenses to increase sequentially with 3Q22 up approximately $40 million from 2Q22  Credit metrics continue to normalize  Effective tax rate of approximately 30-32% in the third quarter (full year unchanged at 25-26%)   Full Year 2022 Update  With inclusion of AAA portfolio, year end loans projected to be between $21 and $22 billion  Reserve rate expected to remain at elevated levels until economic uncertainty abates  Full year outlook remains unchanged

 Forward-Looking Statements  This presentation contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements give our expectations or forecasts of future events and can generally be identified by the use of words such as "believe," "expect," "anticipate," "estimate," "intend," "project," "plan," "likely," "may," "should" or other words or phrases of similar import. Similarly, statements that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements we make regarding, and the guidance we give with respect to, our anticipated operating or financial results, future financial performance and outlook, initiation or completion of strategic initiatives, including our ability to realize the intended benefits of the spinoff of the LoyaltyOne® segment, future dividend declarations, future economic conditions, including, but not limited to, market conditions, persistent inflation, rising interest rates, the increased probability of a recession and related impacts on consumer behavior, future legislative or regulatory actions that could have impact on our business and results of operations, including any such actions that may be taken with respect to late fees or other charges, developments in the geopolitical environment, including the war in Ukraine, and the ongoing effects of the global COVID-19 pandemic, all of which factors remain difficult to predict.   We believe that our expectations are based on reasonable assumptions. Forward-looking statements, however, are subject to a number of risks and uncertainties that could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this presentation, and no assurances can be given that our expectations will prove to have been correct. These risks and uncertainties include, but are not limited to, factors set forth in the Risk Factors section in our Annual Report on Form 10-K for the most recently ended fiscal year, which may be updated in Item 1A of, or elsewhere in, our Quarterly Reports on Form 10-Q filed for periods subsequent to such Form 10-K. Our forward-looking statements speak only as of the date made, and we undertake no obligation, other than as required by applicable law, to update or revise any forward-looking statements, whether as a result of new information, subsequent events, anticipated or unanticipated circumstances or otherwise.  Non-GAAP Financial Measures  We prepare our Consolidated Financial Statements in accordance with accounting principles generally accepted in the United States of America (GAAP). However, certain information included within this presentation, constitutes non-GAAP financial measures. Our calculations of non-GAAP financial measures may differ from the calculations of similarly titled measures by other companies. In particular, Pretax pre-provision earnings (PPNR) is calculated by increasing/decreasing Income from continuing operations before income taxes by the net build/release in Provision for credit losses. We use PPNR as a metric to evaluate our results of operations before income taxes, excluding the volatility that can occur within Provision for credit losses. Tangible common equity over Tangible assets (TCE/TA) represents Total stockholders’ equity reduced by Goodwill and intangible assets, net, (TCE) divided by Tangible assets (TA), which is Total assets reduced by Goodwill and intangible assets, net. We use TCE/TA as a metric to evaluate the Company’s capital adequacy and estimate its ability to cover potential losses. Tangible book value per common share represents TCE divided by shares outstanding. We use Tangible book value per common share as a metric to estimate the Company’s potential value in relation to tangible assets per share. Tangible Equity + Credit Reserve Ratio is calculated as the sum of Tangible Common Equity and Allowance for Credit Losses divided by end of period loans. We use Tangible Equity + Credit Reserve Ratio to evaluate our loss absorption capacity. We believe the use of these non-GAAP financial measures provide additional clarity in understanding our results of operations and trends. For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP measures, please see the financial tables and information that follows.   ©2022 Bread Financial  17

 Bread FinancialTM (NYSE: BFH) is a tech-forward financial services company providing simple, personalized payment, lending and saving solutions. The company creates opportunities for its customers and partners through digitally enabled choices that offer ease, empowerment, financial flexibility and exceptional customer experiences. Driven by a digital-first approach, data insights and white-label technology, Bread Financial delivers growth for its partners through a comprehensive product suite, including private label and co-brand credit cards, installment lending, and buy now, pay later (BNPL). Bread Financial also offers direct-to-consumer solutions that give customers more access, choice and freedom through its branded Bread CashbackTM American Express® Credit Card and Bread SavingsTM products.   Bread Financial is an S&P MidCap 400 company headquartered in Columbus, Ohio, and committed to sustainable business practices powered by its 6,000+ global associates. To learn more about Bread Financial, visit BreadFinancial.com or follow us on Facebook, LinkedIn, Twitter and Instagram.  About Bread Financial™  18  Brian Vereb  Head of Investor Relations  E-mail: brian.vereb@breadfinancial.com  ©2022 Bread Financial

 Appendix  ©2022 Bread Financial | Confidential & Proprietary  19

Reconciliation of GAAP to Non-GAAP Financial Measures

($ in millions)	2Q20	3Q20	4Q20	1Q21	2Q21	3Q21	4Q21	1Q22	2Q22	YTD '21	YTD '22
Pretax pre-provision earnings (PPNR)											
Income before income taxes	$28	$162	$129	$367	$354	$259	$65	$302	$16	$721	$319
Provision for credit losses	250	207	153	33	(14)	161	363	193	404	19	598
Pretax pre-provision earnings (PPNR)	**$278**	**$369**	**$282**	**$400**	**$340**	**$420**	**$428**	**$495**	**$420**	**$740**	**$917**
Less: Gain on portfolio sales	—	—	—	—	—	(10)	—	—	—	—	—
PPNR less gain on portfolio sales	$278	$369	$282	$400	$340	$410	$428	$495	$420	$740	$917
Tangible common equity (TCE)											
Total stockholders' equity	$1,155	$1,323	$1,522	$1,764	$2,048	$2,246	$2,086	$2,268	$2,275	$2,048	$2,275
Less: Goodwill and intangible assets, net	(345)	(336)	(710)	(704)	(699)	(694)	(686)	(682)	(694)	(699)	(694)
Tangible common equity (TCE)	**$810**	**$987**	**$812**	**$1,060**	**$1,349**	**$1,552**	**$1,400**	**$1,586**	**$1,581**	**$1,349**	**$1,581**
Tangible assets (TA)											
Total assets	$22,867	$21,113	$22,547	$21,163	$21,812	$22,257	$21,746	$20,938	$21,811	$21,812	$21,811
Less: Goodwill and intangible assets, net	(345)	(336)	(710)	(704)	(699)	(694)	(686)	(682)	(694)	(699)	(694)
Tangible assets (TA)	**$22,522**	**$20,777**	**$21,837**	**$20,459**	**$21,113**	**$21,563**	**$21,060**	**$20,256**	**$21,117**	**$21,113**	**$21,117**
Tangible equity + credit reserve ratio											
Tangible common equity (TCE)	$810	$987	$812	$1,060	$1,349	$1,552	$1,400	$1,586	$1,581	$1,349	$1,581
Plus: Allowance for credit losses	2,096	2,081	2,008	1,843	1,635	1,645	1,832	1,826	1,992	1,635	1,992
Divided by: EOP* credit card and other loans	15,809	15,599	16,784	15,537	15,724	15,690	17,399	16,843	17,769	15,724	17,769
Tangible equity + credit reserve ratio	**18.4%**	**19.7%**	**16.8%**	**18.7%**	**19.0%**	**20.4%**	**18.6%**	**20.3%**	**20.1%**	**19.0%**	**20.1%**

** EOP represents end-of-period.*

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